UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2010

SALARY.COM, INC. (Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-33312 (Commission File Number)	04-3465241 (I.R.S. Employer Identification Number)

160 Gould Street, Needham, Massachusetts (Address of Principal Executive Offices)	02494 (Zip Code)

(781) 851-8000 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01             Completion of Acquisition or Disposition of Assets.

    On August 31, 2010, Salary.com, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kenexa Corporation, a Pennsylvania corporation (“Kenexa”), and Spirit Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Kenexa (the “Purchaser”).  On September 2, 2010, pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, the Purchaser commenced a tender offer to acquire all of the Company’s outstanding common stock, par value $0.0001 per share (the “Shares”), at a price of $4.07 per Share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 2, 2010, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).

    The Offer expired at 12:00 midnight, New York City time, at the end of the day on September 30, 2010. Based upon information provided by Computershare Trust Company, N.A., the depositary for the Offer, an aggregate of 15,633,332 Shares were validly tendered and not withdrawn from the Offer, representing approximately 86.8% of the outstanding Shares (79.3% of the outstanding Shares on a fully diluted basis).  Additionally, the depositary indicated that an additional 1,003,862 Shares were tendered by notice of guaranteed delivery.  On October 1, 2010, the Purchaser accepted for payment all validly tendered and not withdrawn Shares and promptly made payment for such Shares in accordance with the terms of the Offer and applicable law.

    Following the Purchaser’s acceptance for payment of all validly tendered and not withdrawn Shares, pursuant to the terms of the Merger Agreement, the Purchaser exercised its option (the “Top-Up Option”) to purchase directly from the Company 21,067,796 newly issued Shares (the “Top-Up Shares”) at the Offer Price in exchange for a promissory note issued by Purchaser to the Company in the aggregate principal amount of $85,745,929.72, bearing interest at the applicable federal rate as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended, with principal and interest due one year after the date of issuance, prepayable in whole or in part without premium or penalty.

    The Top-Up Shares, when combined with the Shares purchased by the Purchaser in the Offer, represented one Share more than 90% of the outstanding Shares on a fully diluted basis.  On October 1, 2010, pursuant to the Merger Agreement and after exercise of the Top-Up Option, Purchaser merged with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Kenexa (the “Merger”) in accordance with the provisions of Delaware law that authorize the completion of the Merger without a vote or meeting of the stockholders of the Company.  At the effective time of the Merger (the “Effective Time”), each remaining outstanding Share not tendered in the Offer (other than Shares owned by the Company, Kenexa, Purchaser or any of their respective subsidiaries and Shares held by stockholders who properly exercise appraisal rights under Delaware law) was, by virtue of the Merger and without any action on the part of the holders of Shares, converted into the right to receive the Offer Price.

    The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    In connection with transactions described in Item 2.01 hereof, the Company no longer fulfills the numerical listing criteria of the Nasdaq Stock Market (“Nasdaq”). On October 1, 2010, the Company requested that Nasdaq file with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25, in order to effect the delisting of the Shares from the Nasdaq Capital Market and the deregistration of such Shares under Section 12(b) of the Exchange Act.

    The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

 Item 3.02            Unregistered Sale of Equity Securities.

    The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

    The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03             Material Modification to Rights of Security Holders.

    In connection with the consummation of the Merger, each Share issued and outstanding (other than Shares owned by the Company, Kenexa, Purchaser or any of their respective subsidiaries and Shares held by stockholders who properly exercise appraisal rights under Delaware law) immediately prior to the Effective Time were converted into the right to receive the Offer Price.  At the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than their rights to receive the Offer Price) and accordingly no longer have any interest in the Company’s future earnings and growth.

    Under the terms of the Merger Agreement, all stock options outstanding immediately prior to the Effective Time (other than options under the Company’s First Amended and Restated 2004 Stock Option and Incentive Plan (the “2004 Plan”)) that were not then vested and exercisable became fully vested and exercisable immediately prior to the Effective Time. Holders of stock options under the 2004 Plan were able to exercise such options (including all unvested options, subject to consummation of the Offer) prior to their cancellation as of the consummation of the Offer. All unexercised stock options, other than options under the 2004 Plan, that were outstanding immediately prior to the Effective Time were cancelled in the Merger, and the holders thereof will receive cash (without interest and less any applicable withholding of taxes) equal to the excess, if any, of the Offer Price over the per Share exercise price of the respective options multiplied by the total number of Shares subject to such options. Further, all restricted stock awards and restricted stock units outstanding immediately prior to the Effective Time, vested in full and were cancelled immediately prior to the Effective Time and the holders thereof will receive cash equal to the Offer Price multiplied by the total number of Shares underlying such restricted stock awards and restricted stock units, in each case, giving effect to full vesting thereof.

    The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01             Changes in Control of Registrant.

    The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02             Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    At the Effective Time the directors of the Purchaser immediately prior to the Effective Time became the directors of the Company and appointed new officers of the Company to replace the officers serving immediately prior to the Effective Time.

Item 5.03             Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety to be in the form of Purchaser’s certificate of incorporation, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein was changed to be “Salary.com, Inc.” (the “Amended and Restated Certificate of Incorporation”). A copy of the Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and incorporated herein by reference.

    Pursuant to the Merger Agreement, at the Effective Time, the Company’s bylaws were amended and restated in their entirety to be in the form of the bylaws of Purchaser, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein was changed to be “Salary.com, Inc.” (the “Amended and Restated By-Laws”). A copy of the Amended and Restated By-Laws of the Company is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of August 31, 2010, by and among Kenexa Corporation, Spirit Merger Sub, Inc. and Salary.com, Inc. (incorporated by reference to Exhibit 2.1 to Kenexa Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2010)

3.1	Amended and Restated Certificate of Incorporation of Salary.com
3.2	Amended and Restated By-Laws of Salary.com

*    Salary.com will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Salary.com may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2010	By: /s/ Donald F. Volk Donald F. Volk Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of August 31, 2010, by and among Kenexa Corporation, Spirit Merger Sub, Inc. and Salary.com, Inc. (incorporated by reference to Exhibit 2.1 to Kenexa Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2010)

3.1	Amended and Restated Certificate of Incorporation of Salary.com
3.2	Amended and Restated By-Laws of Salary.com

*    Salary.com will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Salary.com may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.